EXHIBIT 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO RULES 13a-14(A) AND 15d-14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934
I, Joseph Warusz, certify that:
1.
I have reviewed this amendment to the Annual Report on Form 10-K of Alliqua BioMedical, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2018	By:	/s/ Joseph Warusz
Joseph Warusz Chief Financial Officer (Principal Financial Officer)